EXHIBIT 99.1
[GENAERA LOGO]

FOR IMMEDIATE RELEASE
Contact:

Genaera Corporation	Shirley Chow - Porter Novelli Life
Investor Relations	Media
(610) 941-5675	(212) 601-8308
www.genaera.com	schow@pnlifesciences.com

GENAERA CORPORATION RECEIVES AUDIT OPINION CONTAINING GOING CONCERN EXPLANATORY PARAGRAPH

Plymouth Meeting, PA — March 9, 2009 — Genaera Corporation (NASDAQ: GENR) today announced, in compliance with NASDAQ Marketplace Rule 4350(b)(1)(B), that the audit report included in the Company's Annual Report on Form 10-K (“Form 10-K”) for the fiscal year ended December 31, 2008 contained an unqualified audit opinion from its independent registered public accounting firm, KPMG LLP, which included a "going concern" explanatory paragraph. The Company discusses this matter, including its plans to address future financing needs, in Note 1 to the financial statements included in its Form 10-K.

This disclosure is required under NASDAQ rules and does not represent any change or amendment to the Company's 2008 financial statements or to its Form 10-K which was filed on March 3, 2009 with the Securities and Exchange Commission.

About Genaera

Genaera Corporation is developing trodusquemine (MSI-1436), for type 2 diabetes and obesity currently in phase 1 clinical testing and has a fully out-licensed partnership with MedImmune, Inc. that is in phase 2 clinical testing in asthma. For further information, please see our website at http://www.genaera.com.

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, known and unknown. Forward-looking statements reflect management's current views and are based on certain expectations and assumptions. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "believe," "continue," "develop," "expect," "plan" and "potential" or other words of similar meaning. Genaera's actual results and performance could differ materially from those currently anticipated and expressed in these and other forward-looking statements as a result of a number of risk factors, including, but not limited to the risks and uncertainties discussed in Genaera's filings with the U.S. Securities and Exchange Commission, all of which are available from the Commission in its EDGAR database at www.sec.gov as well as from other sources. You are encouraged to read these reports. Given the uncertainties affecting development stage pharmaceutical companies, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Genaera does not intend (and it is not obligated) to publicly update, revise or correct these forward-looking statements or the risk factors that may relate thereto.